Exhibit 10.3

EQUITYHOLDER SUPPORT AGREEMENT

This Equityholder Support Agreement (this “Agreement”) is dated as of February 1, 2021, by and among Aspirational Consumer Lifestyle Corp., a Cayman Islands exempted company limited by shares (which shall domesticate as a Delaware corporation prior to the Closing (as defined in the Merger Agreement (as defined below))) (“Acquiror”), the Persons set forth on Schedule I attached hereto (each, a “Company Equityholder”, and collectively, the “Company Equityholders”) and Wheels Up Partners Holdings LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Equityholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Company Equity Interests as are indicated opposite each of their names on Schedule I attached hereto (all such Company Equity Interests, together with any Company Equity Interests of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Equityholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Interests”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, KittyHawk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Acquiror (“Blocker Sub”), KittyHawk Blocker Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub I”), KittyHawk Blocker Sub II Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub II”), KittyHawk Blocker Sub III Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub III”), KittyHawk Blocker Sub IV Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub IV”), KittyHawk Blocker Sub V Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub V”), KittyHawk Blocker Sub VI Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VI”), KittyHawk Blocker Sub VII Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VII”), KittyHawk Blocker Sub VIII Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub VIII”), KittyHawk Blocker Sub IX Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Blocker Merger Sub IX”, and together with Blocker Merger Sub I, Blocker Merger Sub II, Blocker Merger Sub III, Blocker Merger Sub IV, Blocker Merger Sub V, Blocker Merger Sub VI, Blocker Merger Sub VII, Blocker Merger Sub VIII, the “Blocker Merger Subs”), Wheels Up NHF LLC, a Delaware limited liability company (“WUNHF Blocker”), Wheels Up NHT LLC, a Delaware limited liability company (“WUNHT Blocker”), Wheels Up USET LLC, a Delaware limited liability company (“WUUSET Blocker”), GRTHCOCP WU Holdings LLC, a Delaware limited liability company (“GRTHCOCP Blocker”), FSGRWCO WU Holdings LLC, a Delaware limited liability company (“FSGRWCO Blocker”), GROWTHCO WU Holdings LLC, a Delaware limited liability company (“GROWTHCO Blocker”), OTC WU Holdings LLC, a Delaware limited liability company (“OTC Blocker”), NEA 15 Wheels Up Holdings, LLC, a Delaware limited liability company (“NEA15 Blocker”), DPJ Holdco Inc., a Delaware corporation (“DPJ Blocker”, and together with the WUNHF Blocker, the WUNHT Blocker, the WUUSET Blocker, the GRTHCOCP Blocker, the FSGRWCO Blocker, the GROWTHCO Blocker, the OTC Blocker and the NEA15 Blocker, the “Blockers”), and the Company have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, (A) simultaneously (i) Blocker Merger Sub I is to merge with and into WUNHF Blocker, the separate entity existence of Blocker Merger Sub I to cease and WUNHF Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (ii) Blocker Merger Sub II is to merge with and into WUNHT Blocker, the separate entity existence of Blocker Merger Sub II to cease and WUNHT Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (iii) Blocker Merger Sub III is to merge with and into WUUSET Blocker, the separate entity existence of Blocker Merger Sub III to cease and WUUSET Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (iv) Blocker Merger Sub IV is to merge with and into GRTHCOCP Blocker, the separate entity existence of Blocker Merger Sub IV to cease and GRTHCOCP Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (v) Blocker Merger Sub V is to merge with and into FSGRWCO Blocker, the separate entity existence of Blocker Merger Sub V to cease and FSGRWCO Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (vi) Blocker Merger Sub VI is to merge with and into GROWTHCO Blocker, the separate entity existence of Blocker Merger Sub VI to cease and GROWTHCO Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (vii) Blocker Merger Sub VII is to merge with and into OTC Blocker, the separate entity existence of Blocker Merger Sub VII to cease and OTC Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (viii) Blocker Merger Sub VIII is to merge with and into NEA15 Blocker, the separate entity existence of Blocker Merger Sub VIII to cease and NEA15 Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, and (ix) Blocker Merger Sub IX is to merge with and into DPJ Blocker, the separate entity existence of Blocker Merger Sub IX to cease and DPJ Blocker to be the surviving entity and a wholly owned subsidiary of Acquiror, (B) thereafter, each of the surviving Blockers is to simultaneously merge with and into Blocker Sub, with Blocker Sub as the surviving entity, and (C) thereafter, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity with Acquiror as its managing member, in each case, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.
EQUITYHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1         Binding Effect of Merger Agreement. Each Company Equityholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Company Equityholder shall be bound by and comply with Sections 7.6 (Acquisition Proposals) and 12.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Company Equityholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 7.6 of the Merger Agreement (other than Section 7.6(a) or Section 7.6(c) or for purposes of the definition of Acquisition Proposal) also referred to each such Company Equityholder.

Section 1.2         No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 11.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Company Equityholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Interests, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Interests (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any Transfer; provided that the foregoing shall not prohibit the transfer of the Subject Interests by a Company Equityholder to an Affiliate of such Company Equityholder, but only if such Affiliate shall execute this Agreement or a joinder agreeing to become a party to this Agreement. Any Transfer in violation of this Section 1.2 with respect to the Subject Interests shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

Section 1.3         New Interests. In the event that (a) any Subject Interests are issued to a Company Equityholder after the date of this Agreement pursuant to any dividend, split, recapitalization, reclassification, combination or exchange of Subject Interests or otherwise, (b) a Company Equityholder purchases or otherwise acquires beneficial ownership of any Subject Interests after the date of this Agreement, or (c) a Company Equityholder acquires the right to vote or share in the voting of any Subject Interests after the date of this Agreement (collectively the “New Securities”), then such New Securities acquired or purchased by such Company Equityholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Interests owned by such Company Equityholder as of the date hereof.

Section 1.4         Closing Date Deliverables. On the Closing Date, each of the Company Equityholders set forth on Schedule II attached hereto shall deliver to Acquiror and the Company a duly executed copy of that certain Amended and Restated Registration Rights Agreement, by and among Acquiror, the Company, the Sponsor, the Major Company Equityholders, and their respective Affiliates, as applicable, and the other Holders (as defined therein) party thereto, in substantially the form attached as Exhibit D to the Merger Agreement.

Section 1.5         Company Equityholder Agreements. Hereafter until the Expiration Time, each Company Equityholder hereby unconditionally and irrevocably agrees that, at any meeting of the equityholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the Company Equityholders distributed by the board of directors of the Company or otherwise undertaken as contemplated by the transactions contemplated by the Merger Agreement in a form reasonably acceptable to Acquiror (which written consent shall be delivered as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to stockholders, and in any event within forty-eight (48) hours after the Registration Statement is declared effective and delivered or otherwise made available to stockholders), such Company Equityholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Interests to be counted as present thereat for purposes of establishing a quorum, and such Company Equityholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Interests:

(a)       to approve and adopt the Merger Agreement and the transactions and other documents contemplated thereby, including the Mergers;

(b)       in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or the Equityholder Agreements (as defined below) in order to approve the Merger Agreement and the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Equityholder’s Subject Interests held at such time in favor thereof;

(c)       against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions contemplated thereby); and

(d)       against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (C) result in any of the conditions set forth in Article X of the Merger Agreement not being fulfilled.

Each Company Equityholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

Section 1.6         No Inconsistent Agreement. Each Company Equityholder hereby represents and covenants that such Company Equityholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Equityholder’s obligations hereunder.

Section 1.7         No Challenges. Each Company Equityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Blocker Sub, Merger Sub, the Blocker Merger Subs, the Company or any of their respective successors or directors, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 1.8         Consent to Disclosure. Each Company Equityholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Company Equityholder’s identity and beneficial ownership of Subject Interests and the nature of such Company Equityholder’s commitments, arrangements and understandings under this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Company Equityholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

Section 1.9         Termination of Affiliate Agreements. Each Company Equityholder hereby agrees and consents to the termination of all Affiliate Agreements (other than as set forth on Section 7.4 of the Company Disclosure Letter) to which such Company Equityholder is party (the “Equityholder Agreements”), effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries, Acquiror or Acquiror’s Subsidiaries.

Article II.
REPRESENTATIONS AND WARRANTIES

Section 2.1         Representations and Warranties of the Company Equityholders. Each Company Equityholder represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Equityholder) as follows:

(a)       Organization; Due Authorization. If such Company Equityholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Equityholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Equityholder. If such Company Equityholder is an individual, such Company Equityholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Equityholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Equityholder, enforceable against such Company Equityholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Equityholder.

(b)       Ownership. Such Company Equityholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Company Equityholder’s Subject Interests, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Interests (other than transfer restrictions under the Securities Act)) affecting any such Subject Interests, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Merger Agreement, (iv) the Equityholder Agreements or (v) any applicable securities Laws. Such Company Equityholder’s Subject Interests are the only equity securities in the Company owned of record or beneficially by such Company Equityholder on the date of this Agreement, and none of such Company Equityholder’s Subject Interests are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Interests, except as provided hereunder and under the Equityholder Agreements. Other than as set forth opposite such Company Equityholder’s name in Section 4.6(a) of the Company Disclosure Letter, such Company Equityholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c)       No Conflicts. The execution and delivery of this Agreement by such Company Equityholder does not, and the performance by such Company Equityholder of his, her or its obligations hereunder will not, (i) if such Company Equityholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Equityholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Equityholder or such Company Equityholder’s Subject Interests), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Equityholder of its, his or her obligations under this Agreement.

(d)       Litigation. There are no Actions pending against such Company Equityholder, or to the knowledge of such Company Equityholder threatened against such Company Equityholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Equityholder of its, his or her obligations under this Agreement.

(e)        Adequate Information. Such Company Equityholder is a sophisticated equityholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Acquiror or the Company and based on such information as such Company Equityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Equityholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement or, solely with respect to such Company Equityholder that is a Blocker, the Merger Agreement. Such Company Equityholder acknowledges that the agreements contained herein with respect to the Subject Interests held by such Company Equityholder are irrevocable.

(f)        Brokerage Fees. Except as described on Section 4.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Company Equityholder, for which the Company or any of its Affiliates may become liable.

(g)       Foreign Status. Such Company Equityholder is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a voting interest, direct or indirect, of 49% or more.

(h)       Acknowledgment. Such Company Equityholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Company Equityholder’s execution and delivery of this Agreement.

Article III.
MISCELLANEOUS

Section 3.1         Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Company Equityholders, Acquiror and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2         Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3         CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)        THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS LOCATED IN WILMINGTON, DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN WILMINGTON, DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b)       WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.3.

Section 3.4         Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5         Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.6         Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Company Equityholders.

Section 3.7         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8         Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Aspirational Consumer Lifestyle Corp.

1 King Seng Promenade

#18-07/12 Great World City

Singapore 237944

Attention:	Gilbert Ong
Email:	gilbert.ong@tumericap.com

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: Email:	Howard L. Ellin Christopher M. Barlow howard.ellin@skadden.com
christopher.barlow@skadden.com

If to the Company:

Wheels Up Partners Holdings LLC

601 West 26th Street

New York, New York 10001

Attention:	Jason Horowitz
Email:	jhorowitz@wheelsup.com

with a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Attention:	Thomas Yadlon John Geelan

Email:	thomas.yadlon@arnoldporter.com john.geelan@arnoldporter.com

If to a Company Equityholder:

c/o Wheels Up Partners Holdings LLC

601 West 26th Street

New York, New York 10001

Attention:	Chief Legal Officer
Email:	Laura.Heltebran@wheelsup.com

with a copy to (which will not constitute notice):

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019

Attention:	Thomas Yadlon John Geelan

Email:	thomas.yadlon@arnoldporter.com john.geelan@arnoldporter.com

Section 3.9         Several Liability. The liability of any Company Equityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Company Equityholder be liable for any other Company Equityholder’s breach of such other Company Equityholder’s representations, warranties, covenants, or agreements contained in this Agreement.

Section 3.10       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Subject Interests of the Company Equityholders. All rights, ownership and economic benefits (but excluding, for the avoidance of doubt, any voting rights to the extent described herein) of and relating to the Subject Interests of the Company Equityholders shall remain fully vested in and belong to the Company Equityholders, and Acquiror shall have no authority to direct the Company Equityholders in the voting or disposition of any of the Company Equityholders’ Subject Interests, except as otherwise provided herein.

Section 3.11       Capacity as an Equityholder. Notwithstanding anything herein to the contrary, each Company Equityholder signs this Agreement solely in its, his or her capacity as an equityholder of the Company, and not in any other capacity (including as an officer or director of the Company), and this Agreement shall not limit or otherwise affect the actions of such Company Equityholder (or any affiliate, employee or designee of the Company Equityholder) in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

Section 3.12       Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.13       Entire Agreement. This Agreement and the agreements referenced herein (including, without limitation, the Merger Agreement, the Registration Rights Agreement, and the other agreements executed in connection with the Merger Agreement) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Equityholders, Acquiror and the Company have each caused this Equityholder Support Agreement to be duly executed as of the date first written above.

COMPANY EQUITYHOLDERS:

By:
Name:
Title:

COMPANY:

WHEELS UP PARTNERS HOLDINGS LLC

By:
Name:
Title:

ACQUIROR:

aspirational consumer lifestyle corp.

By:
Name:
Title:

[Signature Page to Equityholder Support Agreement]

Schedule I

Company Equityholder Subject Interests

[Schedule I to Equityholder Support Agreement]

Schedule II

Major Company Equityholders

[Schedule II to Equityholder Support Agreement]